SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 28, 2004

WESTERN WIRELESS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	000-28160	91-1638901

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3650 131st Avenue S.E. Bellevue, Washington	98006

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (425) 586-8700

(Former Name or Former Address, if Changes Since Last Report)

ITEM 5. Other Events
ITEM 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT 10.42

ITEM 5. Other Events

     On May 28, 2004, Western Wireless Corporation (the “Company”) entered into a $1.5 billion credit facility (the “Credit Facility”) with Wachovia Bank, National Association, as administrative agent, JPMorgan Chase Bank, as syndication agent, Deutsche Bank Securities Inc., Société Générale as co-documentation agents and a consortium of other lenders. The Credit Facility consists of: (i) a $225 million term loan (“Term Loan A”); (ii) a $975 million term loan (“Term Loan B”); and (iii) a $300 million revolving loan (“Revolving Credit Facility”). The Credit Facility replaces the Company’s $1.55 billion senior secured credit facility (the “Previous Credit Facility”).

     At the closing of the Credit Facility, the Company borrowed the full amount of the $1.2 billion commitments under the term loans, which borrowings were used to repay the outstanding obligations under the Previous Credit Facility, pay fees and expenses associated with the Credit Facility, and for general working capital. Under the terms of the Credit Facility, the Company is required to make quarterly payments on the outstanding principal amount of Term Loan A beginning September 30, 2004. These payments will increase from 10% of the aggregate principal amount of Term Loan A for the first two years to 15% in the third and fourth years and 25% in the fifth and sixth years (with the final payment on the maturity date on May 28, 2010). Under the terms of Term Loan B, the Company is required to make small quarterly payments on the aggregate principal amount beginning September 30, 2004 through June 30, 2010 with the remainder of the aggregate principal amount being paid in four equal payments of 23.50% of the aggregate principal amount on September 30, 2010, December 31, 2010, March 31, 2011, and on the maturity date, May 31, 2011. Under the terms of the Revolving Credit Facility, any outstanding principal is payable in full on May 28, 2010.

     Under the terms of the Credit Facility, the Company is also permitted to incur, provided that no default exists and that the Company shall be in pro forma compliance with the financial covenants of the Credit Facility, additional indebtedness in the form of one or more revolving credit or term loan facilities in an aggregate principal amount not to exceed $500 million. Such facilities shall be pari passu with all other outstanding obligations under the Credit Facility and shall be entitled, among other things, to share in the collateral to the same extent as all other outstanding obligations under the Credit Facility.

     Under the Credit Facility, interest will be payable at an applicable margin in excess of a prevailing base rate. The prevailing rate will be based on the prime rate or the Eurodollar rate. The applicable margin for Revolving Credit Facility and Term Loan A will be determined quarterly based on the leverage ratio of the Company. The Credit Facility also provides for an annual fee on any undrawn commitment of Revolving Credit Facility, payable quarterly, which will be determined based on the leverage ratio of the Company. The Credit Facility requires the Company to enter into or maintain in effect hedge agreements to manage the Company’s exposure to interest rate fluctuations.

     The Credit Facility requires the Company to make mandatory prepayments from proceeds of the issuance or incurrence of additional debt, with certain exceptions, and to make prepayments from the proceeds of certain asset dispositions subject to certain reinvestment rights. The Company is also required to make annual mandatory prepayments in an amount equal to 50% of excess cash flow beginning with the fiscal year ended December 31, 2004, unless the Company’s then applicable leverage ratio is equal to or less than four to one.

     The Credit Facility contains customary affirmative and negative covenants and restrictions on the operations of the Company and its current domestic subsidiaries and on their ability to engage in certain activities, including, but not limited to:

•	limitations on incurrence of liens and indebtedness;

•	limitations on liquidations, consolidations, mergers, sales of assets, sale and lease-back transactions; guaranties; transactions with affiliates; investments; and acquisitions; and

•	restrictions on dividends and distributions on, and redemptions and repurchases of, capital stock, and other similar distributions.

In addition, the Company is required to comply with specified financial ratios and tests applicable to the Company and its current domestic subsidiaries, including:

•	a minimum operating cash flow to cash interest expense ratio;

•	a minimum fixed charge coverage ratio;

•	a maximum leverage ratio; and

•	a maximum senior secured debt leverage ratio.

     The Credit Facility limits the amount the Company and its current domestic subsidiaries are permitted to invest at any time in its international subsidiaries and the amount of other investments it is permitted to make to an initial amount of $250 million (so long as $100 million is available under the Revolving Credit Facility and certain other conditions are satisfied), plus certain other amounts received by the Company, including the proceeds received by the Company from the sale of any stock or assets of, or dividends or other distributions from, Western Wireless International Holding Corporation and the proceeds of any issuances of equity securities by the Company, which amount shall be reduced to $200 million no later than December 31, 2004.

     The Company’s obligations under the Credit Facility are secured by:

•	a first-priority lien on all property and assets, tangible and intangible, of the Company and its current domestic subsidiaries, including, but not limited to,

accounts receivable, inventory, equipment, intellectual property, general intangibles, cash and proceeds of the foregoing; and

•	a first-priority pledge of the capital stock of the Company’s current domestic subsidiaries, including those holding its FCC licenses.

The Company’s current domestic subsidiaries have guaranteed its obligations under the Credit Facility, which guaranties are secured by first-priority liens and first-priority pledges substantially similar to those of the Company.

     The Credit Facility contains customary events of default, including, but not limited to, defaults relating to failure to pay principal and interest when due; breach of representations, warranties and covenants (including, but not limited not, the financial covenants); cross defaults and cross acceleration to other indebtedness, in an aggregate principal amount exceeding (x) $5 million with respect to the Company or any of its subsidiaries that are guarantors of the Company’s obligations under the Credit Facility, and (y) $100 million with respect to its international or other subsidiaries that are not guarantors of the Company’s obligations under the Credit Facility; events relating to bankruptcy, insolvency and reorganization; judgments for payments in excess of $10 million; a termination or revocation of, or failure of the FCC to renew, licenses material to the Company’s business; actual or asserted invalidity of security; and a change of control of the Company.

     The foregoing summary of the terms of the Credit Facility is qualified in its entirety by reference to the Credit Agreement, which is being filed herewith as Exhibit 10.42 and incorporated herein by reference.

ITEM 7. Financial Statements and Exhibits

     10.42 Credit Agreement dated as of May 29, 2004 among Western Wireless Corporation as Borrower; the banks, financial institutions and other lenders listed herein as the Initial Lenders, Wachovia Capital Markets, LLC and J.P. Morgan Securities Inc. as Joint Lead Arrangers, Wachovia Bank National Association as Administrative Agent, JPMorgan Chase Bank as Syndication Agent, and Deutsche Bank Securities Inc. and Société Généralé as Co-Documentation Agent, and the Initial Lenders and Initial Issuing Bank .

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN WIRELESS CORPORATION

(Registrant)

Date:	June 7, 2004	By: /s/ Jeffrey A. Christianson
Jeffrey A. Christianson
Senior Vice President and
General Counsel